UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: February 27, 2008
(Date of earliest event reported)

Kayne Anderson Energy Development Company
(Exact name of registrant as specified in its charter)

Maryland	814-00725	20-4991752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas Avenue, Suite 3100, Houston,TX		77002
(Address of principal executive offices)		(Zip Code)

713-493-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  On February 21, 2008, Kayne Anderson Energy Development Company (the “Company”), entered into a first amendment (the “Amendment”) to its Senior Secured Revolving Credit Agreement (the “Investment Facility”), among the Company, several banks and other financial institutions as lenders, and SunTrust Bank as administrative agent for the lenders.  The Company, lenders, and administrative agent are parties to the Investment Facility dated June 4, 2007.

The Company amended its Investment Facility to reflect its announcement on January 22, 2008 that it would no longer be treated as a Regulated Investment Company, or “RIC,” under the U.S. Internal Revenue Code and that it will be taxed as a corporation for the fiscal year ended November 30, 2008 and future fiscal years.  The Company indicated that it will continue to be regulated as a business development company, or “BDC,” under the Investment Company Act of 1940.

The Amendment removed the Company’s requirement to maintain RIC status and modified certain other terms in accordance with the Company’s intention to be taxed as a corporation.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1  First Amendment to Senior Secured Revolving Credit Agreement

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008	KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

	By:	/s/ David Shladovsky
David Shladovsky
Secretary and Chief Compliance Officer

Exhibit Index
Exhibit No.	Description
99.1	First Amendment to Senior Secured Revolving Credit Agreement